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                                                                    EXHIBIT 99.1

                                                      [AMERICAN HEALTHWAYS LOGO]

FOR IMMEDIATE RELEASE                     Contact:  Mary A. Chaput
                                                    Executive Vice President and
                                                    Chief Financial Officer
                                                    (615) 665-1122

               AMERICAN HEALTHWAYS ANNOUNCES CONTRACT SETTLEMENT;
            EXECUTES LETTER OF INTENT TO CONTINUE AND EXPAND SERVICES

NASHVILLE, TENN. (JULY 15, 2003) - American Healthways, Inc. (Nasdaq/NM: AMHC) today announced that the Company has entered into a binding settlement agreement and a letter of intent with a customer to replace its existing contract with a new contract to be effective no later than December 31, 2003. The letter of intent requires good faith negotiations of a new contract that, when compared to the existing contract, would expand the services the Company provides, eliminate the Company's contractual exposure to the customer's health care cost increases, significantly reduce the percentage of the Company's fees that are performance based and settle all issues relating to the original contract. In addition, the settlement agreement enables the Company to reduce letters of credit and cash in escrow, which secure fees and performance under the original contract from $17 million down to $5 million. As part of this agreement, the Company will refund to this customer $14 million that has already been accrued in the Contract Billings in Excess of Earned Revenue account on the balance sheet.

If the Company and the customer are unable to come to final agreement on the new contract, the settlement agreement provides that the existing contract will terminate and the Company will make an additional payment to the customer of $3 million.

         Commenting on the announcement, Tom Cigarran, Chairman and Chief Executive Officer of American Healthway's said, "As the industry leader, we are constantly creating new ways of meeting our customers' needs through new products, services and delivery mechanisms, which with few exceptions have provided outcomes that were the same or better than we projected. The current agreement with this customer, which was signed about 18 months ago, included unique contracting and outcomes measurement provisions that, in the final analysis, made it impossible for us to validate performance under the terms of the contract, although both the customer and we believe that clinical and financial benefit was achieved. This is evidenced by the customer's desire to continue and expand their relationship with us. In this situation, which exists only with this one customer, we felt that it was in the best interests of both organizations to settle the issues created by the special contracting and measurement provisions and move forward. We believe these agreements accomplish that end.

         "Because the Company has been recording payments from this customer in the Billings in Excess of Earned Revenues account on the balance sheet, our income statement will not be affected by the resolution of this measurement issue. This event validates the way the Company


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AMHC Reports Contract Settlement and LOI
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July 15, 2003

has accounted for contracts where performance cannot be unequivocally determined. Accordingly, we are reiterating our financial guidance for fiscal 2003."

CONFERENCE CALL

         American Healthways will hold a conference call to discuss this announcement tomorrow at 10:00 a.m. Eastern time. Investors will have the opportunity to listen to the conference call live over the Internet by going to www.americanhealthways.com and clicking Investor Relations or by going to www.streetevents.com at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available on the Company's Web site for the next 12 months. Any material information disclosed on the conference call that has not been previously disclosed publicly will be available on the Company's website at www.americanhealthways.com.

SAFE HARBOR PROVISIONS

         This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. In order for the Company to utilize the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, investors are hereby cautioned that these statements may be affected by the important factors, among others, set forth below, and consequently, actual operations and results may differ materially from those expressed in these forward-looking statements. The important factors include: the Company's ability to sign and execute new contracts for health plan disease management services and care enhancement services and to sign and execute new contracts for hospital-based diabetes services; the risks associated with a significant concentration of the Company's revenues with a limited number of health plan customers; the Company's ability to effect cost savings and clinical outcomes improvements under health plan disease management and care enhancement contracts and reach mutual agreement with customers with respect to cost savings, or to effect such savings and improvements within the time frames contemplated by the Company; the Company's ability to accurately forecast performance under the terms of its health plan contracts ahead of data collection and reconciliation; the ability of the Company to collect contractually earned incentive performance bonuses; the ability of the Company's health plan customers to provide timely and accurate data that is essential to the operation and measurement of the Company's performance under the terms of its health plan contracts; the Company's ability to resolve favorably contract billing and interpretation issues with its health plan customers; the ability of the Company to effectively integrate new technologies such as those encompassed in its care enhancement initiatives into the Company's care management information technology platform; the Company's ability to renew and/or maintain contracts with its customers under existing terms or restructure these contracts on terms that would not have a material negative impact on the Company's results of operations; the ability of the Company to implement its care enhancement strategy within expected cost estimates; the ability of the Company to obtain adequate financing to provide the capital that may be needed to support the growth of the Company's health plan operations and to support or guarantee the Company's performance under new health plan contracts; unusual and unforeseen patterns of health care utilization by individuals with diabetes, cardiac, respiratory and/or other diseases or conditions for which the Company provides services, in the health plans with which the Company has executed a disease management contract; the ability of the health plans to maintain the number


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AMHC Reports Contract Settlement and LOI
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July 15, 2003

of covered lives enrolled in the plans during the terms of the agreements between the health plans and the Company; the Company's ability to attract and/or retain and effectively manage the employees required to implement its agreements with hospitals and health plan organizations; the impact of litigation involving the Company; the impact of future state and federal health care legislation and regulations on the ability of the Company to deliver its services and on the financial health of the Company's customers and their willingness to purchase the Company's services; and general economic conditions. The Company undertakes no obligation to update or revise any such forward-looking statements.

         American Healthways (AMHC) is the nation's leading and largest provider of specialized, comprehensive disease management and care enhancement services to health plans, physicians, medical management organizations and hospitals. The Company's programs have been reviewed and approved for clinical excellence by Johns Hopkins and have been certified or accredited by the National Committee on Quality Assurance (NCQA), the Joint Commission on Accreditation of Health Care Organizations (JCAHO), and the American Accreditation Healthcare Commission
(URAC). American Healthways has contracts to provide disease and care management programs to 844,000 equivalent lives in all 50 states, the District of Columbia, Puerto Rico and Guam. The Company also operates diabetes management programs in hospitals nationwide. For more information visit www.americanhealthways.com.


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